                               EXHIBIT 11.1

                                                                  EXHIBIT 11.1

                  ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                  COMPUTATION OF INCOME PER COMMON SHARE

                                                   SIX-MONTH PERIODS ENDED
                                                         AUGUST 31,
                                                   -----------------------
                                                      1996         1995
                                                   ----------   ----------
PRIMARY INCOME PER SHARE

Net income allocable to common and
 common equivalent shares                          $  458,667   $  647,655
                                                   ----------   ----------
                                                   ----------   ----------
   Weighted average number of common shares
    outstanding                                     2,905,149    2,639,011
   Net effect of dilutive stock options and
    warrants based on the Treasury Stock Method
    using average market price                         46,137      103,243
                                                   ----------   ----------
   Weighted average number of common and common
    equivalent shares outstanding                   2,951,286    2,742,254
                                                   ----------   ----------
                                                   ----------   ----------
Primary income per common and common
 equivalent share                                  $      .16   $      .24
                                                   ----------   ----------
                                                   ----------   ----------
FULLY DILUTED INCOME PER SHARE

Net income allocable to common and
 equivalent shares                                 $  458,667   $  647,655
                                                   ----------   ----------
                                                   ----------   ----------
   Weighted average number of common shares
    outstanding                                     2,905,149    2,639,011
Net effect of dilutive stock options based on
 the Treasury Stock Method using the greater
 of the average or ending market price                 52,270      108,193
                                                   ----------   ----------
     Weighted average number of common shares
      outstanding as adjusted                       2,957,419    2,747,204
                                                   ----------   ----------
                                                   ----------   ----------
   Income per common and common equivalent
    share assuming full dilution                   $      .16   $      .24
                                                   ----------   ----------
                                                   ----------   ----------






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

                                                                    EXHIBIT 11.1
                ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                COMPUTATION OF INCOME PER COMMON SHARE



                                                  THREE-MONTH PERIODS ENDED
                                                          AUGUST 31,
                                                  -------------------------
                                                      1996         1995
                                                   ----------   ----------

PRIMARY INCOME PER SHARE

Net income allocable to common and
 common equivalent shares                          $  294,830   $  379,984
                                                   ----------   ----------
                                                   ----------   ----------
   Weighted average number of common shares
    outstanding                                     2,905,149    2,650,716
   Net effect of dilutive stock options and
    warrants based on the Treasury Stock Method
    using average market price                         59,134      109,054
                                                   ----------   ----------
   Weighted average number of common and common
    equivalent shares outstanding                   2,964,283    2,759,770
                                                   ----------   ----------
                                                   ----------   ----------
Primary income per common and common
 equivalent share                                  $      .10   $      .14
                                                   ----------   ----------
                                                   ----------   ----------

FULLY DILUTED INCOME PER SHARE

Net income allocable to common and
 equivalent shares                                 $  294,830   $  379,984
                                                   ----------   ----------
                                                   ----------   ----------
  Weighted average number of common shares
   outstanding                                      2,905,149    2,650,716
Net effect of dilutive stock options based on
 the Treasury Stock Method using the greater
 of the average or ending market price                 59,134      109,978
                                                   ----------   ----------
     Weighted average number of common shares
      outstanding as adjusted                       2,964,283    2,760,694
                                                   ----------   ----------
                                                   ----------   ----------
   Income per common and common equivalent
    share assuming full dilution                   $      .10   $      .14
                                                   ----------   ----------
                                                   ----------   ----------




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